UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2020

FOSSIL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

901 S. Central Expressway
Richardson,	Texas	75080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐            Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FOSL	The Nasdaq Stock Market LLC

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Fossil Group, Inc. (the “Company”) and Fossil Partners, L.P. (together with the Company, the “U.S. Borrowers”), as the U.S. borrowers, and Fossil Group Europe GmbH (the “Swiss Borrower”), Fossil Asia Pacific Limited (the “Hong Kong Borrower”), Fossil (Europe) GmbH (the “German Borrower”), Fossil (UK) Limited (together with the Swiss Borrower and the German Borrower, the “European Borrowers” and, together with the U.S. Borrowers and the Hong Kong Borrower, the “Borrowers”), Fossil Canada Inc. and Fossil France SA, as the non-U.S. borrowers, certain other subsidiaries of the Company from time to time party thereto designated as borrowers, and certain subsidiaries of the Company from time to time party thereto as guarantors, entered into an asset-based revolving credit agreement (the “Revolving Facility”) with JPMorgan Chase Bank, N.A. as administrative agent (the “ABL Agent”), J.P. Morgan AG, as French collateral agent, JPMorgan Chase Bank, N.A., Citizens Bank, N.A. and Wells Fargo Bank, National Association as joint bookrunners and joint lead arrangers, and Citizens Bank, N.A. and Wells Fargo Bank, National Association, as co-syndication agents and each of the lenders from time to time party thereto (the “ABL Lenders”). The Revolving Facility provides that the ABL Lenders may extend revolving loans in an aggregate principal amount not to exceed $275.0 million at any time outstanding, consisting of $160.0 million under a U.S. facility, $70.0 million under a European facility, $30.0 million under a Hong Kong facility, $10.0 million under a French facility, and $5.0 million under a Canadian facility, in each case, subject to the borrowing base availability limitations. A copy of the Revolving Facility was filed as an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 1, 2019.

On March 24, 2020, the U.S. Borrowers provided notice to the ABL Agent for an alternate base rate borrowing of $71.0 million under the Revolving Facility effective March 25, 2020, the Hong Kong Borrower provided notice to the ABL Agent for a Eurodollar borrowing of $10.0 million under the Revolving Facility effective March 30, 2020 and the European Borrowers provided notice to the ABL Agent for a Eurodollar borrowing of €19.0 million under the Revolving Facility effective March 30, 2020. The Borrowers may repay amounts borrowed any time without penalty. Eurodollar loans under the European facility and Hong Kong facility will bear interest at the LIBO rate plus the applicable rate. Base rate loans under the U.S. facility will bear interest at the alternate base rate plus the applicable rate. The Company increased its borrowings under the Revolving Facility as a precautionary measure to increase its cash position, provide liquidity for a sustained period and to preserve financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 outbreak.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2020

FOSSIL GROUP, INC.

	By:	/s/ JEFFREY N. BOYER
	Name:	Jeffrey N. Boyer
	Title:	Executive Vice President, Chief Financial Officer and Treasurer